EXHIBIT 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS
We hereby consent to the incorporation by reference, in this Registration Statement of Equal Energy Ltd. (the “Registrant”) on Form S-8, of the Registrant’s Annual Report on Form 40-F, filed with the Commission on March 29, 2010, which document makes reference to our firm and our report dated March 4, 2010, evaluating the Registrant’s oil, natural gas and natural gas liquids interests effective December 31, 2009.
MCDANIEL & ASSOCIATES CONSULTANTS LTD.
/s/  B. J. Wurster

B. J. Wurster, P. Eng.
Vice President
Calgary, Alberta
Dated:  May 28, 2010
2200, Bow Valley Square 3. 255 – 5 Avenue SW, Calgary, AB T2P 3G6   Tel: (403) 262-5506   Fax: (403) 233-2744   www.mcdan.com